UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 14, 2025

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Alpha and Omega Semiconductor Limited
(Exact name of registrant as specified in its charter)

Bermuda	001-34717	77-0553536
(State or other jurisdiction) of incorporation	(Commission File Number))	(I.R.S. Employer Identification No.)
Clarendon House
2 Church Street
Hamilton HM 11
Bermuda
(Address of principal registered offices)
(408) 830-9742
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares	AOSL	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On July 14, 2025, Alpha & Omega Semiconductor Limited (“AOS Bermuda”) and its subsidiary, Alpha & Omega Semiconductor (Shanghai) Ltd. (“AOS Shanghai” and collectively, the “Company”) entered into an equity transfer agreement (the “Agreement”) with certain strategic investor (the “Investor”) to sell approximately 20.3% of outstanding equity interest of the Company’s joint venture of power semiconductor packaging, testing and 12-inch wafer fabrication facility located in Chongqing, China (“CQJV”). Pursuant to the equity transfer agreement, the investor agrees to pay the Company an aggregate cash consideration of USD $150 million (the “Purchase Price”). Under the Agreement, the Purchase Price will be paid in four installments as follows:

•Approximately USD $94 million within ten (10) business days of satisfaction of certain conditions relating to AOS Shanghai, including but are not limited to, stockholder approval of CQJV; execution of shareholder agreements by stockholders of CQJV and completion of certain corporate formalities by the Investor and the Company;
•Approximately USD $11 million within ten (10) business days of satisfaction of certain additional conditions relating to AOS Bermuda, including but are not limited to, completion of share transfer registration with government for the Investor; completion of foreign investment registration and exchange control approval;
•USD $30 million within ten (10) business days of satisfaction of certain additional conditions relating to AOS Bermuda, including, but are not limited to, approval by shareholders of CQJV for the exit of minority shareholders of CQJV as provided in the Agreement; and
•USD $15 million within ten (10) business days of satisfaction of certain additional conditions relating to AOS Bermuda, including, but are not limited to, completion of equity transfer registration with the appropriate government authority for the exit of minority shareholders and approval by shareholders of CQJV for an initial capital injection in CQJV by the Investor.

The Agreement contains customary representations, warranties, covenants and condition precedent to its effectiveness. The Agreement also includes customary termination provisions, including termination by mutual agreement, material breach by a party, and by government order. The Agreement may also be terminated by any no-fault party if all four installments are not completed within 270 days of the execution date of the Agreement.

The Company expects to receive all four installment payments and close the transaction prior to the end of 2025.

The above disclosure is a summary and qualified in its entirety by the Agreement, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ending September 30, 2025.

Item 7.01 Regulation FD Disclosure.

On July 14, 2025, the Company issued a press release announcing the entry into the Agreement. A copy of the press release is furnished as Exhibit 99.1 to this Report and is incorporated by reference into this Item 7.01.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release, dated July 14, 2025
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within Inline XBRL document

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 14, 2025

Alpha and Omega Semiconductor Limited

By:	/s/ Yifan Liang
Name:	Yifan Liang
Title:	Chief Financial Officer and Corporate Secretary